UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 21, 2024

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)
Rights to Purchase Series A-1 Junior Participating Preferred Stock	None	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2024, Mullen Automotive Inc. (the “Company”), entered into a common stock purchase agreement (the “Purchase Agreement”) with an equity line investor (the “Investor”) pursuant to which the Investor has agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, from and after the effective date of the Registration Statement (as defined below) and until the earlier of (i) the 36-month anniversary of the Commencement Date (as defined below) or (ii) the termination of the Purchase Agreement in accordance with the terms thereof, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having a total maximum aggregate purchase price of $150,000,000 (the “Purchase Shares”), upon the terms and subject to the conditions and limitations set forth therein.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of the Company’s Common Stock issued to the Investor pursuant to the Purchase Agreement (the “Initial Registration Statement”) by the 10th business day following execution of the Purchase Agreement.

As consideration for its commitment to purchase the Company’s Common Stock under the Purchase Agreement, the Company has agreed to issue shares of Common Stock equal to $6,000,000 divided by the lower of (i) the VWAP on the effective date of the Initial Registration Statement and (ii) the closing price of the Common Stock on the effective date of the Initial Registration Statement (the “Commitment Shares”) to the Investor. Half of the Commitment Shares will be issued upon the effective date of the Initial Registration Statement and the remaining amount will be delivered upon stockholder approval of the issuance of shares in excess of the Exchange Cap (as defined below); provided that all Commitment Shares will be issued by the date that is 6 months from the date of the Purchase Agreement.

After the Commencement Date (as defined below), on any business day selected by the Company, the Company may, from time to time and at its sole discretion, direct the Investor to purchase such number of shares of Common Stock that does not exceed 20% of the trading volume on the Nasdaq Stock Market (“Nasdaq”) on the applicable purchase date at a purchase price per share equal to 94% of the lower of: (i) the lowest daily VWAP of any trading day during the 15 trading days prior to, and including, the purchase date; and (ii) the closing price of the Common Stock on the applicable purchase date. The Company will control the timing and amount of any sales of its Common Stock to the Investor, and the Investor has no right to require the Company to sell any shares to it under the Purchase Agreement. Actual sales of shares of Common Stock to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of its Common Stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. The Investor may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits the Company from directing the Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the Investor and its affiliates beneficially owning more than 9.99% of the then total outstanding shares of the Company’s Common Stock.

The Company has agreed not to issue or sell to the Investor under the Purchase Agreement any shares of its Common Stock, including the Commitment Shares, in excess of 2,391,073 shares, which is equal to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains (in its sole discretion) stockholder approval to issue shares in excess of the Exchange Cap, in accordance with the applicable rules of Nasdaq.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied (the “Commencement Date”), including effectiveness of the Initial Registration Statement.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty. From and after the date of the Purchase Agreement until its termination, the Company agreed to not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof), involving a Variable Rate Transaction (as defined in the Purchase Agreement), other than in connection with an exempt issuance as described in the Purchase Agreement. The Investor has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock. The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to the Investor. The Company expects that any proceeds received by it from such sales to the Investor will be used for working capital and general corporate purposes at the Company’s discretion.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 3.02	Unregistered Sales of Equity Securities.

Information set forth under Item 1.01 above is incorporated by reference herein. As described in Item 1.01, under the terms of the Purchase Agreement, the Company agreed to issue the Commitment Shares and may issue the Purchase Shares, from time to time, to the Investor, which issuances are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Investor represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of May 21, 2024, by and between the Company and the Investor.
10.2	Registration Rights Agreement, dated as of May 21, 2024, by and between the Company and the Investor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: May 24, 2024	By:	/s/ David Michery
David Michery
Chief Executive Officer

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